                                 SUPPLEMENT TO
                               OFFER TO PURCHASE

                        OFFER TO PURCHASE FOR CASH ALL
                     $5,858,154.82 PRINCIPAL AMOUNT OF THE
               SENIOR CONVERTIBLE DEBENTURES, DUE AUGUST 2, 2003

                                      OF

                              NAMSCO CORPORATION

                                      BY

                        NMS ACQUISITION COMPANY, L.L.C.

         FOR 20% OF THEIR PRINCIPAL AMOUNT (THE "OFFER CONSIDERATION")

  Reference is made to the Offer to Purchase dated December 13, 1996 made by NMS Acquisition Company, L.L.C., a Delaware limited liability company (the "Offeror"), thereby offering (the "Tender Offer") to purchase for cash, upon the terms and subject to the conditions set forth in the Offer to Purchase (the "Offer to Purchase") and in the accompanying Letter of Transmittal (the "Letter of Transmittal"), all of the Senior Convertible Debentures, due August 2, 2003 (the "Debentures") of NAMSCO Corporation ("NAMSCO") for the Offer Consideration. Reference is also made to the Supplement to Offer to Purchase dated January 2, 1997. By notice to the Depositary, the Offeror has amended the Offer to Purchase as set forth herein.

  The Offer to Purchase dated December 13, 1996 and the Supplement to Offer to Purchase dated January 2, 1997 are incorporated herein and form part of this Supplement to Offer to Purchase dated January 15, 1997. Except as otherwise set forth in this Supplement, the terms and conditions previously set forth in the Offer to Purchase continue to be applicable in all respects and this Supplement to Offer to Purchase dated January 15, 1997 should be read in conjunction with the Offer to Purchase and the Supplement to Offer to Purchase dated January 2, 1997.

  Words and phrases defined in the Offer to Purchase (as defined above) and used herein have the same meaning herein as therein, unless the context otherwise requires.

 THE OFFEROR HEREBY EXTENDS THE TENDER OFFER. THE TENDER OFFER WILL EXPIRE AT MIDNIGHT, NEW YORK CITY TIME, ON FEBRUARY 12, 1997, UNLESS EXTENDED. TENDERS OF DEBENTURES MAY BE WITHDRAWN AT ANY TIME UNTIL THE EXPIRATION TIME (AS DEFINED IN THE OFFER TO PURCHASE). NO OFFER CONSIDERATION WILL BE PAID FOR DEBENTURES TENDERED AFTER THE EXPIRATION TIME.


  NEITHER DEFAULTED INTEREST NOR ACCRUED INTEREST WILL BE PAID ON THE DEBENTURES PURCHASED PURSUANT TO THE TENDER OFFER

  EACH HOLDER OF DEBENTURES (A "HOLDER") MUST DECIDE WHETHER TO TENDER BASED ON HIS OR HER PARTICULAR CIRCUMSTANCES. HOLDERS SHOULD CONSULT WITH THEIR RESPECTIVE ADVISORS ABOUT THE FINANCIAL, TAX, LEGAL AND OTHER IMPLICATIONS TO THEM OF ACCEPTING THE TENDER OFFER.

  IF YOU DESIRE ADDITIONAL INFORMATION REGARDING THE TENDER OFFER OR NEED ASSISTANCE IN TENDERING YOUR DEBENTURES, YOU MAY CALL GEORGESON & COMPANY INC. WHICH IS ACTING AS INFORMATION AGENT FOR THE TENDER OFFER, AT (800) 223-2064.

                               January 15, 1997

  By notice to the Depositary and by making a public announcement by press release, the Offeror has extended the Tender Offer. As of January 14, 1997, the total principal amount of Debentures tendered pursuant to the Tender Offer was $812,360.12.

  THE TENDER OFFER WILL EXPIRE AT MIDNIGHT, NEW YORK CITY TIME, ON FEBRUARY 12, 1997, UNLESS EXTENDED. TENDERS OF DEBENTURES MAY BE WITHDRAWN AT ANY TIME UNTIL THE EXPIRATION TIME (AS DEFINED IN THE OFFER TO PURCHASE). NO OFFER CONSIDERATION WILL BE PAID FOR DEBENTURES TENDERED AFTER THE EXPIRATION TIME.

  If all conditions to the Tender Offer set forth in the Offer to Purchase have been waived or satisfied prior to or at the Expiration Time, then, promptly after the Expiration Time, as hereby extended, the Offeror will accept for payment all Debentures validly tendered under the Tender Offer (or defectively tendered, if the Offeror has waived such defect) and not properly withdrawn.

  NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATION ON BEHALF OF THE OFFEROR WHICH IS NOT CONTAINED IN THIS SUPPLEMENT TO OFFER TO PURCHASE, THE OFFER TO PURCHASE OR IN THE LETTER OF TRANSMITTAL, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION SHOULD NOT BE RELIED UPON.

                               INFORMATION AGENT

                           Georgeson & Company Inc.
                               Wall Street Plaza
                           New York, New York 10005
                           (212) 344-4600 (collect)

                                  DEPOSITARY

               Northwestern Trust and Investors Advisory Company
                         1201 Third Avenue, 20th Floor
                           Seattle, Washington 98101
                    (206) 442-6400 (reference Tender Offer)

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